As filed with the U.S. Securities and Exchange Commission on March 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

SENSEI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

_____________________________________

Delaware	83-1863385
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1405 Research Blvd, Suite 125
Rockville, MD 20850

(Address of principal executive offices) (Zip code)

_____________________________________

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

_____________________________________

John Celebi

President and Chief Executive Officer

Sensei Biotherapeutics, Inc.

1405 Research Blvd, Suite 125,
Rockville, MD 20850

(240) 243-8000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne Michael E. Tenta Cooley LLP 11951 Freedom Drive Reston, VA 20190-5640 (703) 456-8000	Christopher W. Gerry General Counsel and Secretary Sensei Biotherapeutics, Inc. 1405 Research Blvd, Suite 125 Rockville, MD 20850 (240) 243-8000

_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 307,641 shares of Common Stock of Sensei Biotherapeutics, Inc. to be issued pursuant to the 2021 Equity Incentive Plan (“2021 EIP”) and (ii) 307,461 shares of Common Stock of Sensei Biotherapeutics, Inc. to be issued pursuant to the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 EIP and 2021 ESPP providing for automatic increases in the number of shares of Common Stock reserved and available for issuance under the 2021 EIP and

2021 ESPP on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange

Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to (i) the 2018 Stock Incentive Plan, (ii) the 2021 EIP and (iii) the 2021 ESPP, previously filed with the Securities and Exchange Commission on February 10, 2021 (File No. 333-252954) are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8. EXHIBITS Incorporated by Reference

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation.	8-K	001-39980	3.1	02/11/2021
4.2	Amended and Restated Bylaws.	8-K	001-39980	3.2	02/11/2021
4.3	Certificate of Designations of the Series A Junior Participating Cumulative Preferred Stock of the Registrant.	8-K	001-39980	3.1	03/07/2023
4.4	Stockholder Rights Agreement (which includes the form of Right Certificate as Exhibit B thereto).	8-K	001-39980	4.1	03/07/2023
4.5	Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan and forms of option agreements thereunder.	S-1/A	333-252138	10.2	02/01/2021
4.6	Sensei Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-252138	10.10	02/01/2021
4.7	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2021 Equity Incentive Plan.	S-8	333-264827	4.5	05/10/2022
5.1*	Opinion of Cooley LLP.	—	—	—	—
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	—	—	—	—
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.	—	—	—	—
24.1*	Power of Attorney (included on the signature page of this Form S-8).	—	—	—	—
107*	Filing Fee Table	—	—	—	—

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 29th day of March, 2023.

Sensei Biotherapeutics, Inc.

Date:	March 29, 2023	By:	/s/ John Celebi
John Celebi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Celebi and Erin Colgan, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Celebi	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2023
John Celebi

/s/ Erin Colgan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2023
Erin Colgan

/s/ William Ringo	Chair	March 29, 2023
William Ringo

/s/ Bob Holmen	Director	March 29, 2023
Bob Holmen

/s/ James Peyer, Ph.D.	Director	March 29, 2023
James Peyer, Ph.D.

/s/ Samuel Broder, M.D.	Director	March 29, 2023
Samuel Broder, M.D.

/s/ Thomas Ricks	Director	March 29, 2023
Thomas Ricks

/s/ Deneen Vojta, M.D.	Director	March 29, 2023
Deneen Vojta, M.D.

/s/ Jessie English, Ph.D.	Director	March 29, 2023
Jessie English, Ph.D.

/s/ Kristian Humer	Director	March 29, 2023
Kristian Humer

3.